STOCK OPTION GRANT AGREEMENT

TO ISRAELI EMPLOYEES AND DIRECTORS

UNDER THE MOTUS GI HOLDINGS, INC. 2016 EQUITY INCENTIVE PLAN

This Stock Option Grant Agreement (the “Grant Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A (the “Date of Grant”) by and between Motus GI Holdings, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Optionee”).

WHEREAS, the Company desires to provide the Optionee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Optionee an option pursuant to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan, including the Motus GI Holdings, Inc. 2016 Israeli Sub-Plan (together, the “Plan”) to acquire the Company’s common stock, par value $.0001 per share (the “Common Stock”), subject to the terms of this Grant Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Optionee a Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A hereto at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, and on the vesting schedule set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the Plan and the trust agreement by and between the Trustee and the Company, as may be amended from time to time by the Company and the Trustee at their sole discretion (the “Trust Agreement”), the terms of which are incorporated herein by reference. An executed copy of the Trust Agreement has been provided to Optionee or made available for his or her review. Capitalized terms used but not otherwise defined in this Grant Agreement shall have the meanings as set forth in the Plan.

The Option will be issued to the Trustee. The Trustee will hold in trust for the benefit of the Optionee, the Option, any Shares issued upon exercise of the Option, and all other securities received following any exercise or realization of rights, including bonus shares, until the later of: (i) the lapse of the minimum Lockup Period as required under Section 102, or (ii) the full payment of all requisite taxes by the Optionee, as determined by the Company and the Trustee, in their sole discretion.

2. Exercise Period Following Termination of Continuous Service. This Option shall terminate and be canceled to the extent not exercised within ninety (90) days after the Optionee’s Continuous Service terminates, except that if such termination is due to the death or Disability of the Optionee, this Option shall terminate and be canceled twelve (12) months from the date of termination of Continuous Service. Notwithstanding the foregoing, in the event that the Optionee’s Continuous Service is terminated for Cause, then the Option shall immediately terminate on the date of such termination of Continuous Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of termination.

3. Method of Exercise. This Option is exercisable by delivery to both the Company and to the Trustee of an exercise notice (the “Exercise Notice”) in a form satisfactory to both the Committee and the Trustee or by such other form or means as the Committee and the Trustee may permit or require. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares in (i) cash; (ii) check; or (iii) such other manner as is acceptable to the Committee, provided that such form of consideration is permitted by the Plan and by applicable law. The Company and the Trustee shall not release to Optionee any (i) Option, (ii) Shares issued upon the exercise of the Option or (iii) other securities received from such Option or Shares, prior to full payment of the Exercise Price and all the tax liabilities in a method determined by the Company and the Trustee, at their sole discretion. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements of applicable law, including, without limitation, the Ordinance.

4. Covenants Agreement. This Option shall be subject to forfeiture at the election of the Company in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee.

5. Taxes. By executing this Grant Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option, and that neither the Company nor the Committee, an Affiliate or the Trustee shall have any obligation whatsoever to pay such taxes (including interest or penalty thereon). Without derogating from the above, the Company does not represent or warrant that the Option (or the purchase or sale of Shares issued upon exercise of the Option) will be subject to a particular tax treatment. The Optionee acknowledges that he or she has reviewed the tax treatment of the Option (including the purchase or sale of Shares issued upon exercise of the Option) with his or her own tax advisors and is relying solely on those advisors in that regard. The Optionee shall indemnify the Company, an Affiliate and/or the Trustee, as applicable, and hold them harmless against and from any and all liabilities for any such taxes, including without limitation, liabilities relating to the necessity to withhold or to have withheld any such taxes from any payment made by the Optionee.

The Company, an Affiliate and/or the Trustee, as applicable, shall be entitled to withhold taxes as required under applicable law, rules and regulations. The Company, an Affiliate and/or the Trustee, as applicable, shall not be required to release any Option and/or Shares until all required tax payments have been fully made to the full satisfaction of the Company, an Affiliate and/or the Trustee, as applicable.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by law, including, without limitation, the requirements of Section 102. The Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

8. Investment Purpose. The Optionee represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Optionee under this Grant Agreement will be acquired for investment for the Optionee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Optionee agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel

9. Lock-Up Agreement. The Optionee hereby agrees that in the event that the Optionee exercises this Option during a period in which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then, as a condition to such exercise, the Optionee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Optionee shall agree to restrictions on transferability of the Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

10. Other Plans. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise expressly provided in such plan.

11. No Guarantee of Continued Service. The Optionee acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only through Continuous Service and such other requirements, if any, as are set forth in Exhibit A (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Optionee further acknowledges and agrees that (i) this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Subsidiaries to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Optionee may have entered into with the Company or any of its Subsidiaries; and (ii) the Company would not have granted this Option to the Optionee but for these acknowledgements and agreements.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall be controlling except as otherwise specifically provided in the Plan. This Grant Agreement shall be construed under the laws of the State of Israel, without regard to conflict of laws principles. The competent courts in Tel-Aviv shall have sole jurisdiction in any matters pertaining to this Grant Agreement.

13. Opportunity for Review. Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in his or her residence address.

The Optionee and the Company further agree that the Option is granted under and governed by Section 102 and the Trust Agreement. Furthermore, the Optionee agrees that the Option and any underlying Shares will be issued to or controlled by the Trustee for the Optionee’s benefit, pursuant to the terms of the Ordinance, including any regulations, rules, orders and procedures promulgated thereunder and the Trust Agreement. Optionee confirms that he or she is familiar with the terms and provisions of Section 102 and the Trust Agreement and agrees that during the Lockup Period in accordance with Section 102, he or she will not require the Trustee to release the Option or Shares to him or her or to sell the Option or Shares to a third party, unless permitted to do so by applicable law and he or she bears the full implications of such request.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the date set forth in Exhibit A.

MOTUS GI HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE

Name:

EXHIBIT A

STOCK OPTION GRANT AGREEMENT

MOTUS GI HOLDINGS, INC.

(a).	Optionee’s Name: ____________________________________

(b).	Date of Grant: ______________________________

(c).	Number of Shares Subject to the Option: __________________

(d).	Exercise Price: $______ per Share

(e).	Designation:
[ ] 102 Capital Gain Option; or
[ ] 102 Ordinary Income Option.

(f).	Expiration Date: ______________________________

(g).	Vesting Schedule:

_______ (Initials)
Optionee

_______ (Initials)
Company Signatory